Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	July 30, 2019

SYKES ENTERPRISES, INCORPORATED REPORTS

SECOND QUARTER 2019 FINANCIAL RESULTS

--Second quarter 2019 diluted earnings per share exceed business outlook projections

--Operational efficiencies from capacity rationalization and strong broad-based operational performance drive second quarter 2019 diluted earnings per share

--The Company repurchased one million shares from April 2019 through July 2019

--Updating 2019 business outlook

TAMPA, FL – July 30, 2019 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading provider of multichannel demand generation and global customer engagement services, announced today its financial results for the second-quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

●  Second quarter 2019 revenues of $389.0 million decreased $7.8 million, or 2.0%, from $396.8 million in the comparable quarter last year, with the change due to softness in the communications and “other” verticals, coupled with the impact of a strategic decision in the second quarter 2018 to discontinue a financial services program due to a lack of long-term viability. All of this more than offset demand growth stemming from new client wins as well as existing and new program expansions across verticals such as transportation & leisure, healthcare and technology

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1 • 800 • TO • SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

●  Non-GAAP second quarter 2019 constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) were essentially unchanged comparably, driven largely by the aforementioned factors. Separately, the discontinued financial services program’s unfavorable impact on second quarter 2019 constant currency comparable revenue was approximately 2.0%

●  Second quarter 2019 operating margin increased to 3.9% from 1.6% for the comparable period last year. The year-ago period included an impairment charge of $5.2 million, or 130 basis points impact to second quarter 2018 operating margin. On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of acquisition-related intangibles and fixed-asset write-ups, restructuring charges and merger and integration costs, second quarter 2019 operating margin was 6.0% versus 5.2% in the same period last year. The increase in the comparable operating margins was due primarily to actions related to capacity rationalization. However, the year-over-year increase in operating margin was somewhat moderated by the pace of ramps of previously mentioned significant new client wins as well as new and existing program expansions, which are geared toward offsetting the impact of roll-off of certain client programs with sub-optimal margins related to the capacity rationalization actions

●

Second quarter 2019 diluted earnings per share were $0.27 versus $0.17 in the same period last year with the increase due principally to success around actions related to capacity rationalization and strong broad-based operational performance. Furthermore, the year-ago period’s diluted earnings per share reflects an impairment charge related to capacity rationalization and discrete tax benefits related to settlement of tax audits and ancillary issues. Excluding the impact of the impairment charge and applying a second quarter 2019 effective tax rate to second quarter 2018’s pre-tax income, second quarter 2019 diluted earnings per share increased comparably by approximately $0.07

●

On a non-GAAP basis, second quarter 2019 diluted earnings per share were $0.41 versus $0.42 on a comparable basis (see Exhibit 6 for reconciliation). The decrease in diluted earnings per share on comparable basis was due to a lower effective tax rate in prior year’s quarter, which had an approximately $0.06 favorable impact on the year-ago period’s diluted earnings per share if taxed at current period’s tax rate

●	Consolidated capacity utilization rate increased to 71% in the second quarter of 2019 from 70% in the same period last year, due largely to the Company’s capacity rationalization efforts

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), decreased 5.1% to $310.3 million, or 79.8% of total revenues, for the second quarter of 2019 compared to $327.0 million, or 82.4% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues decreased 4.3% comparably, with the decline driven by softness in the communications, financial services and other verticals. The decline in the communications vertical is consistent with forecasted lower demand, while softness in the financial services vertical was a result of a strategic decision in the second quarter of 2018 to discontinue a program. All of these factors more than offset new client wins as well as existing and new program expansion across the healthcare, transportation & leisure, and technology verticals.

The Americas income from operations for the second quarter of 2019 increased 34.1% to $26.6 million, with an operating margin of 8.6% versus 6.1% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin was 10.7% versus 10.2% in the comparable quarter last year, with the increase due primarily to greater benefits realized from capacity rationalization, which was partially moderated by the pace of ramps of significant new client wins as well as new and existing program expansions geared toward offsetting the roll-off of certain client programs with sub-optimal margins (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 12.8% to $78.7 million, representing 20.2% of total revenues, for the second quarter of 2019, compared to $69.7 million, or 17.6% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 20.1% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology, financial services, transportation & leisure and other verticals, which includes retail, more than offsetting the lower demand in the communications vertical. The EMEA region revenue growth reflects the contribution of the Symphony acquisition.

The EMEA region’s income from operations for the second quarter of 2019 increased 110.0% to $4.7 million, with an operating margin of 5.9% versus 3.2% in the comparable quarter last year. On a non-GAAP basis, the operating margin increased to 7.3% from 3.7% in the year-ago period due to a combination of contribution from the higher margin Symphony acquisition, agent productivity, as well as the utilization of the at-home agent platform and the launch of new operations in Larnaca, Cyprus. (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $16.0 million, or 4.1% of revenues in the second quarter of 2019, compared to $15.6 million, or 3.9% of revenues in the prior year period. The comparable increase in Other costs was due largely to earnouts associated with the Symphony acquisition.

On a non-GAAP basis, other loss from operations had an uptick to $15.7 million, or 4.0% of revenues, from $15.3 million, or 3.9% of revenues due largely to investments in marketing (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the second quarter of 2019 was $(1.5) million, unchanged compared to the same period last year. Of that $(1.5) million in expense, roughly $(1.2) million is interest expense primarily related to the Company’s outstanding debt and approximately $(0.5) million in expense is from foreign currency transaction losses and miscellaneous items, all of which was partially offset by interest income of $0.2 million.

The Company recorded an effective tax rate of 18.0% in the second quarter of 2019 versus a negative 45.0% in the same period last year and below the estimated 26.0% provided in the Company’s May 2019 business outlook. The rate differential between this year’s and last year’s periods was due to discrete benefits in the year-ago period related to the settlement of tax audits and ancillary issues. Relative to the business outlook, the decrease in the effective tax rate was principally a function of a discrete tax benefit resulting from a second quarter election to step up tax basis in a foreign subsidiary.

On a non-GAAP basis, the second quarter 2019 effective tax rate was 20.3% compared to 6.0% in the same period last year and below the estimated 25.0% provided in the Company’s May 2019 business outlook (see Exhibit 11 for reconciliation) with the increase relative to the business outlook due to aforementioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at June 30, 2019 remained strong with cash and cash equivalents of $136.6 million, of which approximately 89.0%, or $121.6 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. During the quarter, the Company repurchased approximately 771 thousand shares at an average price of $26.14 per share for a total of $20.2 million. After quarter end, the Company purchased approximately 229 thousand additional shares at an average price of $27.23 for $6.2 million. The Company has roughly 3.7 million shares remaining under its 10 million share repurchase program authorized in August 2011 and amended in March of 2016. At June 30, 2019, the Company had $92.0 million in borrowings outstanding, down $1 million sequentially, under its $500.0 million credit agreement.

Business Outlook

●

Broadly speaking, the Company believes its sales funnel is markedly stronger than the levels in the second quarter. A large part of the strength is from significantly higher win rates with new clients due to the traction of the Company’s differentiated value proposition coupled with higher demand on existing and new lines of businesses. These wins span the financial services, communications, technology and transportation and leisure verticals;

●

However, the Company is reducing its full year revenue and diluted earnings per share outlook by approximately $35 million and $0.04, respectively, relative to the mid-point in the prior outlook. Of the $35 million of revenue reduction, $5 million is related to foreign exchange volatility. Close to 80% of the remaining $30 million in reduced revenue outlook is concentrated within the communications vertical, the bulk of which is related to the rapid ramp down of a communications client whose recent contract renewal did not align with the Company’s forecasted target margins with the residual related to continued demand softness from its largest communications client. The other 20% of the net $30 million is related to longer than expected ramps because of wins with clients who are new adopters to outsourcing and whose programs have a higher level of complexity and speed to competency. Accordingly, the underlying strength in the Company’s sales funnel and revenue growth opportunity is being masked in the short-term by the timing mismatch between ramp downs that have immediate revenue impact and ramp ups that have more graduated lead times;

●

The Company’s revenues and earnings per share assumptions for the third quarter and full year 2019 are based on foreign exchange rates as of July 2019. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the third quarter and full-year as discussed above;

●

The Company anticipates total other interest income (expense), net of approximately $(1.2) million for the third quarter and $(4.3) million for the full year 2019. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

●	The Company expects its full-year 2019 effective tax rate to be slightly lower than previously forecasted predominantly due to an increase in discrete tax benefits in the second quarter.

Considering the above factors, the Company anticipates the following financial results for the three months ending September 30, 2019:

●	Revenues in the range of $400.0 million to $405.0 million
●	Effective tax rate of approximately 24.0%; 24.0% on a non-GAAP basis
●	Fully diluted share count of approximately 41.1 million
●	Diluted earnings per share of approximately $0.35 to $0.38
●	**Non-GAAP diluted earnings per share in the range of $0.45 to $0.48
●	Capital expenditures in the range of $13.0 million to $16.0 million

For the twelve months ending December 31, 2019, the Company anticipates the following financial results:

●	Revenues in the range of $1,624.0 million to $1,634.0 million
●	Effective tax rate of approximately 24.0%; 24.0% on a non-GAAP basis
●	Fully diluted share count of approximately 41.6 million
●	Diluted earnings per share of approximately $1.53 to $1.60
●	**Non-GAAP diluted earnings per share in the range of $2.07 to $2.14
●	Capital expenditures in the range of $45.0 million to $50.0 million

**See Exhibit 10 for third quarter and full-year 2019 non-GAAP diluted earnings per share and Exhibit 11 for the second quarter, third quarter and full-year 2019 non-GAAP tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, July 31, 2019, at 10:00 a.m. Eastern Daylight Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer engagement solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, communications, technology, transportation & leisure and healthcare industries. SYKES’ differentiated full lifecycle management services platform effectively engages customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized by a suite of robotic process automation (“RPA”) and artificial intelligence (“AI”) solutions. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of solutions such as consulting, implementation, hosting and managed services that optimizes its differentiated full lifecycle management services platform. SYKES’ complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer support centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, Qelp, Clearlink, WhistleOut and Symphony. (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	June 30, 2019	June 30, 2018
Revenues	$389,006	$396,785
Direct salaries and related costs	(252,161)	(264,924)
General and administrative	(104,282)	(102,037)
Depreciation, net	(13,052)	(14,560)
Amortization of intangibles	(4,127)	(3,629)
Impairment of long-lived assets	(129)	(5,175)

Income from operations	15,255	6,460
Total other income (expense), net	(1,520)	(1,511)

Income before income taxes	13,735	4,949
Income taxes	(2,466)	2,229

Net income	$11,269	$7,178

Net income per common share:
Basic	$0.27	$0.17

Diluted	$0.27	$0.17

Weighted average common shares outstanding:
Basic	42,038	42,125
Diluted	42,094	42,160

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Six Months Ended
	June 30, 2019	June 30, 2018
Revenues	$791,931	$811,156
Direct salaries and related costs	(513,889)	(539,996)
General and administrative	(208,962)	(204,477)
Depreciation, net	(26,949)	(29,396)
Amortization of intangibles	(8,413)	(7,842)
Impairment of long-lived assets	(1,711)	(8,701)

Income from operations	32,007	20,744
Total other income (expense), net	(1,903)	(2,391)

Income before income taxes	30,104	18,353
Income taxes	(7,148)	(227)

Net income	$22,956	$18,126

Net income per common share:
Basic	$0.55	$0.43

Diluted	$0.54	$0.43

Weighted average common shares outstanding:
Basic	42,107	42,035
Diluted	42,200	42,197

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended
	June 30, 2019	June 30, 2018
Revenues:
Americas	$310,307	$327,041
EMEA	78,676	69,720
Other	23	24

Total	$389,006	$396,785

Operating Income (Loss):
Americas	$26,584	$19,824
EMEA	4,661	2,220
Other	(15,990)	(15,584)

Income from operations	15,255	6,460

Total other income (expense), net	(1,520)	(1,511)
Income taxes	(2,466)	2,229

Net income	$11,269	$7,178

	Six Months Ended
	June 30, 2019	June 30, 2018
Revenues:
Americas	$635,084	$667,762
EMEA	156,804	143,347
Other	43	47

Total	$791,931	$811,156

Operating Income (Loss):
Americas	$56,652	$45,688
EMEA	6,152	6,859
Other	(30,797)	(31,803)

Income from operations	32,007	20,744

Total other income (expense), net	(1,903)	(2,391)
Income taxes	(7,148)	(227)

Net income	$22,956	$18,126

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	June 30, 2019	December 31, 2018
Assets:
Current assets	$529,725	$516,637
Property and equipment, net	125,739	135,418
Operating lease right-of-use assets	210,836	—
Goodwill & intangibles, net	471,559	476,548
Other noncurrent assets	47,982	43,364

Total assets	$1,385,841	$1,171,967

Liabilities & Shareholders’ Equity:
Current liabilities	$232,503	$185,580
Noncurrent liabilities	312,809	159,778
Shareholders’ equity	840,529	826,609

Total liabilities and shareholders’ equity	$1,385,841	$1,171,967

Sykes Enterprises, Incorporated
Supplementary Data

	Geographic Mix (% of Total Revenues)
	Q2 2019	Q2 2018
Americas (1)	80%	82%
Europe, Middle East & Africa (EMEA)	20%	18%
Other	0%	0%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Vertical Industry Mix (% of Total Revenues)
	Q2 2019	Q2 2018
Financial Services	31%	31%
Communications	23%	27%
Technology	20%	18%
Transportation & Leisure	9%	7%
Healthcare	5%	4%
Other	12%	13%

Total	100%	100%

	Seat Capacity (2)
	Q2 2019	Q2 2018
Americas	39,700	43,900
EMEA	7,700	7,300

Total	47,400	51,200

	Capacity Utilization (2)
	Q2 2019	Q2 2018
Americas	70%	68%
EMEA	74%	77%

Total	71%	70%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the second quarter 2019, the Company had approximately 2,500 virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	June 30,	June 30,
	2019	2018
Cash Flow From Operating Activities:
Net income	$11,269	$7,178
Depreciation	13,109	14,687
Amortization of intangibles	4,127	3,629
Amortization of deferred grants	(86)	(163)
Changes in assets and liabilities and other	(11,386)	(6,566)

Net cash provided by operating activities	$17,033	$18,765

Capital expenditures	$10,694	$12,974
Cash paid during period for interest	$928	$933
Cash paid during period for income taxes	$9,705	$7,330

	Six Months Ended
	June 30,	June 30,
	2019	2018
Cash Flow From Operating Activities:
Net income	$22,956	$18,126
Depreciation	27,066	29,651
Amortization of intangibles	8,413	7,842
Amortization of deferred grants	(181)	(344)
Changes in assets and liabilities and other	(1,918)	(7,891)

Net cash provided by operating activities	$56,336	$47,384

Capital expenditures	$16,390	$26,232
Cash paid during period for interest	$1,874	$1,975
Cash paid during period for income taxes	$12,567	$12,084

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	June 30,	June 30,
	2019	2018
GAAP income from operations	$15,255	$6,460
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,563	4,241
Merger & integration costs	2,057	603
Americas restructuring	1,549	9,110
Other	—	56

Non-GAAP income from operations	$23,424	$20,470

	Three Months Ended
	June 30,	June 30,
	2019	2018
GAAP net income	$11,269	$7,178
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,563	4,241
Merger & integration costs	2,057	603
Americas restructuring	1,549	9,110
Other	—	56
Tax effect of the adjustments	(1,982)	(3,362)

Non-GAAP net income	$17,456	$17,826

	Three Months Ended
	June 30,	June 30,
	2019	2018
GAAP net income, per diluted share	$0.27	$0.17
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.11	0.10
Merger & integration costs	0.05	0.01
Americas restructuring	0.03	0.22
Other	—	—
Tax effect of the adjustments	(0.05)	(0.08)

Non-GAAP net income, per diluted share	$0.41	$0.42

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018	2019	2018
GAAP income (loss) from operations	$26,584	$19,824	$4,661	$2,220	$(15,990)	$(15,584)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,474	3,932	1,089	309	—	—
Merger & integration costs	1,740	356	—	—	317	247
Americas restructuring	1,541	9,110	—	—	8	—
Other	—	—	—	43	—	13

Non-GAAP income (loss) from operations	$33,339	$33,222	$5,750	$2,572	$(15,665)	$(15,324)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Six Months Ended
	June 30,	June 30,
	2019	2018
GAAP income from operations	$32,007	$20,744
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	9,737	9,076
Merger & integration costs	4,233	980
Americas restructuring	4,243	9,110
Other	—	4,476

Non-GAAP income from operations	$50,220	$44,386

	Six Months Ended
	June 30,	June 30,
	2019	2018
GAAP net income	$22,956	$18,126
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	9,737	9,076
Merger & integration costs	4,233	980
Americas restructuring	4,243	9,110
Other	—	4,476
Tax effect of the adjustments	(4,470)	(5,674)

Non-GAAP net income	$36,699	$36,094

	Six Months Ended
	June 30,	June 30,
	2019	2018
GAAP net income, per diluted share	$0.54	$0.43
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.23	0.22
Merger & integration costs	0.10	0.02
Americas restructuring	0.10	0.32
Other	—	—
Tax effect of the adjustments	(0.10)	(0.13)

Non-GAAP net income, per diluted share	$0.87	$0.86

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018	2019	2018
GAAP income (loss) from operations	$56,652	$45,688	$6,152	$6,859	$(30,797)	$(31,803)
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	7,548	8,450	2,189	626	—	—
Merger & integration costs	3,507	712	1,533	—	(807)	268
Americas restructuring	4,192	9,110	—	—	51	—
Other	—	4,069	—	87	—	320

Non-GAAP income (loss) from operations	$71,899	$68,029	$9,874	$7,572	$(31,553)	$(31,215)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Three Months Ended
September 30,
2019
GAAP net income, per diluted share	$0.35 - $0.38
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.11
Merger & integration costs	0.02
Americas restructuring	—
Tax effect of the adjustments	(0.03)

Non-GAAP net income, per diluted share	$0.45 - $0.48

Business Outlook
Year Ended
December 31,
2019
GAAP net income, per diluted share	$1.53 - $1.60
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.46
Merger & integration costs	0.15
Americas restructuring	0.10
Tax effect of the adjustments	(0.17)

Non-GAAP net income, per diluted share	$2.07 - $2.14

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	June 30,	June 30,
	2019	2018
GAAP tax rate	18%	-45%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	1%	16%
Merger & integration costs	1%	2%
Americas restructuring	0%	33%
Other	0%	0%

Non-GAAP tax rate	20%	6%

	Business Outlook
	Three Months Ended	Year Ended
	September 30,	December 31,
	2019	2019
GAAP tax rate	24%	24%
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	0%
Americas restructuring	0%	0%
Other	0%	0%

Non-GAAP tax rate	24%	24%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended June 30, 2019 vs. June 30, 2018 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	-5.1%	12.8%	-4.2%	-2.0%
Adjustments:
Foreign currency impact (1)	0.8%	7.3%	0.0%	1.9%

Non-GAAP constant currency organic revenue growth	-4.3%	20.1%	-4.2%	-0.1%

Discontinued program	-2.5%	0.0%	0.0%	-2.0%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.